                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                     __________________________________
                                 FORM T-1
               STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939
             OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)_____

                  BANKAMERICA NATIONAL TRUST COMPANY
         (Exact name of trustee as specified in its charter)

                            Not Applicable
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                               95-3804037
                    (I.R.S. Employer Identification No.)

         One World Trade Center, New York, New York   10048-1191
           (Address of principal executive offices)   (Zip Code)

                         General Counsel
                       Bank of America NT & SA
                     335 Madison Avenue, 4th Floor
                         New York, NY 10017
                         (212) 503-8297
          (Name, address and telephone number of agent for services)

                      NationsBank Corporation
            (Exact name obligor as specified in its
                          its charter)

     North Carolina                                               56-0906609
(State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                            Identification No.)

   NationsBank Corporate Center                                  28255
    Charlotte, North Carolina                                  (Zip Code)
 (Address of principal executive offices)

                           Debt Securities
               (Title of the indenture securities)

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                                   GENERAL

     Item 1.   General Information.
               Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, 250 E Street,
               S.W., Washington, D.C. 20219; Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429; Board of Governors of The Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551

          (b) Whether it is authorized to exercise corporate trust powers.
               Yes

     Item 2.   Affiliations with Obligor

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee. (See Note on Page 3)


     Item 16.  List of Exhibits

               List below are exhibits filed as a part of this statement of eligibility and qualification.

               Exhibit 1      A copy of the Articles of Association
                              of the Trustee; incorporated herein by
                              reference to Exhibit 1 filed with Form
                              T-1 Statement, Registration No. 33-34670.

               Exhibit 2 A copy of the Certificate of Authority to Commence Business of the Trustee, incorporated herein by reference to
                              Exhibit 2 filed with Form T-1 Statement,
                              Registration No. 2-97868.

               Exhibit 3      Included in Exhibit 1.

               Exhibit 4 A copy of the existing by-laws of the Trustee; incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33- 34670.

               Exhibit 5      A copy of each indenture referred to in
                              Item 4 if the obligor is in default.

                              Not applicable.

                     Exhibit 6      Consents of BankAmerica National
                              Trust Company formerly Security Pacific
                              National Trust Company (New York) required by Section 321 (b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit 6, filed with Form T-1 Statement, Registration No. 2- 97868.

               Exhibit 7 A copy of the latest report of the Trustee published pursuant to the laws or the requirements of its supervising or examining authority.

               Exhibit 8 A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                              Not Applicable.

               Exhibit 9 Foreign trustees are required to file a consent to service of process on Form F-X.

                              Not Applicable.




                                 NOTE

                 Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2 the answer to said Item is based on incomplete information.

                 Item 2 may be considered correct unless amended by an amendment to this Form T-1.

                                 SIGNATURE

                 Pursuant to the requirements of the Trust Indenture
     Act of 1939 the Trustee, BankAmerica National Trust Company, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 27th day of September, 1995.
                              BANKAMERICA NATIONAL TRUST COMPANY

                              By

                                     Geovanni Barris
                                   Assistant Vice President




                                  -3-

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     BANKAMERICA NATIONAL TRUST COMPANY     Exhibit 7 to Form T-1
      One World Trade Center, 18th Floor
      New York City, NY  10048

     FDIC Certificate Number 24430

     Consolidated Report of Condition for
     Insured Commercial Banks for June 30, 1995

     All schedules are to be reported in thousands of dollars.
     Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

     SCHEDULE RC - BALANCE SHEET
                               Dollar Amounts in Thousands
                                                           Assets
      1.  Cash and balances due from depository
          institutions (from Schedule RC-A):
          a.  Noninterest-bearing balances and
              currency and coin     [1]............................202,209
          b.  Interest-bearing balances [2]....................     97,788
      2.  Securities:
          a. Held-to-maturity securities
             (from Schedule RC-B, column A).....................     2,011
          b. Available-for-sale securities
             (from Schedule RC-B, column D).....................     4,749
      3.  Federal funds sold and securities
          purchases under agreements to resell:
          a.   Federal funds sold...............................
          b.   Securities purchased under
               agreements to resell..............................

      4.  Loans and lease financing receivables:
          a.    Loans and leases, net of unearned
                income (from Schedule RC-C).............129,742
          b.    LESS: Allowance for loan and
                lease losses................................338
          c.    LESS: Allocated transfer risk
                reserve................................
          d.    Loans and leases, net of
                unearned income, allowance,
                and reserve (item 4.a minus
                4.b and 4.c)....................................129,404
      5.  Assets held in trading accounts (from
          Schedule RC-D)........................................... 887

      6.  Premises and fixed assets (including
          capitalized leases).......................................
      7.  Other real estate owned...............................
      8.  Investments in unconsolidated subsidiaries and
          associated companies..................................
      9.  Customer's liability to this bank on
          acceptances outstanding...............................
     10.  Intangible assets (from Schedule RC-M)................. 8,833
     11.  Other assets (from Schedule RC-F).................... 47,531
     12.  Total assets (sum of items 1 through 11.............  493,412
     _______________


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        [1] Includes cash items in process of collection and unposted debits.
        [2] Includes time certificates of deposit not held in trading ccounts. SCHEDULE RC-CONTINUED

                            Dollar Amounts in Thousands

    Liabilities

     13.  Deposits:
          a. In domestic offices (sum of totals of columns
             A and C from Schedule RC-E)....................... 331,041
             (1) Noninterest-bearing [1].........................331,041
             (2) Interest-bearing.....................
          b. In foreign offices, Edge and Agreement
             subsidiaries, and IBFs............................
             (1) Noninterest-bearing...........................
             (2) Interest-bearing..............................
     14.     Federal funds purchased and securities
             sold under agreements to repurchase:
          a. Federal funds purchased...........................
          b. Securities sold under agreements to repurchase....
     15.  Demand notes issued to the U.S. Treasury.............
     16.  Other borrowed money................................. 6,046
     17.  Mortgage indebtedness and obligations
          under capitalized leases.............................
     18.  Bank's liability on acceptances executed
          and outstanding......................................
     19.  Notes and debentures subordinated to deposits........
     20.  Other liabilities (from Schedule RC-G)...............  35,986
     21.  Total liabilities (sum of items 13 through 20).........373,073
     22.  Limited-life preferred stock.........................
     EQUITY CAPITAL
     23.  Perpetual preferred stock............................
     24.  Common Stock.........................................     500
     25.  Surplus.............................................. 137,410
     26(a)Undivided profits and capital reserves............... (17,585)
     26(b)Net unrealized holding gains (losses) on available for sale
          securities...........................................      14
     27.  Cumulative foreign currency translation adjustments..
     28.  Total equity capital (sum of items 23 through 27)....  120,339
     29.  Total liabilities, limited-life preferred stock,
          and equity capital (sum of items 21,22 and 28).......  493,412
     _______________

     1] Includes total demand deposits and noninterest-bearing time and savings deposits.